EXHIBIT 10.4


                                  U-SHIP, INC.
                                  NON-STATUTORY
                             STOCK OPTION AGREEMENT

      1. U-Ship, Inc., a Utah corporation (the "Company"), hereby grants to ______________ (the "Optionee"), an option (the "Option") to purchase a total
________________________________ shares of Common Stock (the "Shares"), at the price determined as provided herein, and subject to the terms, definitions and provisions of the 1995 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference except to the extent the Plan is inconsistent with paragraph 13 of this agreement (the "Agreement"). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

      2. Nature of the Option. This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, but is instead a Non-Statutory Stock Option as defined pursuant to the Plan.

      3. Exercise Price. The exercise price for each share of Common Stock is Forty Cents ($0.40) representing the fair market value per share of the Common Stock on the date of grant.

      4. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

            (i)  Right to Exercise.

                 (a) This Option shall be exercisable immediately in full.

                 (b) This Option may not be exercised for a fraction of a share.

                 (c) In the event of Optionee's death or disability, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

                 (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

            (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. Until certificates for the Shares are issued to the Optionee, such Optionee shall not have any rights as a Shareholder of the Company.

      No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

      5. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this


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Option, deliver to the Company his Investment Representation Statement in the
form attached hereto as Exhibit A.

      6. Method of Payment. Payment of the exercise price shall be by (i) cash;
(ii) check, bank draft or money order; (iii) if authorized by the Board of Directors of the Company, by delivery of Common Stock or other securities of the Company (valued at the fair market value thereof on the date of exercise) or
(iv) by delivery of a combination of cash and Common Stock or other securities. The Committee may, in order to prevent any possible violation of law, require the option price to be paid in cash.

      7. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      8. Disability of Optionee. In the event of the complete or partial mental or physical disability of the Optionee such that the Optionee is unable by himself to make decisions affecting his rights under this Agreement, including but not limited to the exercise of the Option, the Option may be exercised (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by the authorized legal representative or guardian of the Optionee, and if no such legal representative or guardian has been appointed, then the Company may petition any Court of competent jurisdiction to appoint such representative or guardian prior to Company being required to take any action hereunder.

      9. Death of Optionee. In the event of the death of Optionee during the term of this Option, the Option may be exercised, at any time within three (3) years following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death.

      10. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the Optionee and his or her personal representatives, heirs, successors and assigns.

      11. Term of Option. This Option may not be exercised after March 24, 2008, and may be exercised only in accordance with the Plan and the terms of this Option.

      12. Change in Control. In accordance with section 12.4 of the Plan, in the event of a merger, consolidation, acquisition of property or stock, or reorganization as a result of which the Company is not the surviving corporation or upon a sale of substantially all the property or stock of the Company to another corporation, the Company immediately prior to any such transaction will cause a new option to be substituted for the unexercised portion of all outstanding Options or cause such old Option to be assumed in its entirety, by the surviving or purchasing corporation, or a parent or subsidiary of such corporation; and such new or substitued option shall apply to all shares issued in


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addition to or in substitution, replacement or modification of the Shares theretofore covered by such Option.

      13. Plan Interpretation. The Board of Directors shall interpret the Agreement in a manner which is consistent with the terms of the Plan and, in any case of inconsistency, the terms of he Plan shall control. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors as to questions arising under the Plan.

      14. Withholding Taxes. As a condition to the issuance of Shares of Common Stock of the Company under this Option, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under federal or state law as a result of his exercise of this Option.


DATE OF GRANT:                    March 23, 1998


                                  U-SHIP, INC.



                                  By:___________________________________________

                                  Title:  Chief Executive Officer and President


      Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


                                  Optionee:

                                  ______________________________________________
Dated: March 23, 1998


                                  Residence Address:

                                  ______________________________________________

                                  ______________________________________________


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                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER :

ISSUER    :        U-Ship, Inc.

SECURITY  :        COMMON STOCK

AMOUNT    :        _________________________

DATE      :        _________________________


In connection with the purchase of the Common Stock ("Securities") of U-SHIP, INC. (the "Company"), the undersigned represents to the Company the following:

         (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

         (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

         (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

         (d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of


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issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company,
(2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

         (e) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                  Signature of Purchaser:

                                  ______________________________________________



                                  Date: ________________________________________